Exhibit 21 (a)

PRANDIUM, INC.

2002 FORM 10-K

LIST OF SUBSIDIARIES

  Subsidiaries as of December 29, 2002

CCMR of Catonsville, Inc.
CCMR of Cumberland, Inc.
CCMR of Frederick, Inc.
CCMR of Greenbelt, Inc.
CCMR of Harford County, Inc.
CCMR of Maryland, Inc.
CCMR of Ritchie Highway, Inc.
CCMR of Timonium, Inc.
Chi-Chi’s, Inc.
Chi-Chi’s of West Virginia, Inc.
CMM Dissolution, Inc.
FRI-Admin Corporation
FRI-MRD Corporation
The Hamlet Group, Inc.
H.H. of Maryland, Inc.
H.H.K. of Virginia, Inc.
Koo Koo Roo, Inc.
Koo Koo Roo Licensing Systems, Inc.
Maintenance Support Group, Inc.